EXHIBIT 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Great Western Land and Recreation, Inc., a Nevada corporation (“the Company”), do hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 (“Form 10-QSB”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2004	/s/ Jay N. Torok

Jay N. Torok
Chief Executive Officer

Dated: August 13, 2004	/s/ Ron O’Connor

Ron O’Connor
Senior Vice President and
Chief Financial Officer

(A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.)